UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

          Date of Report (Date of earliest reported): November 19, 2006

                          Wellstar International, Inc.
               (Exact name of registrant as specified in charter)



       Nevada                         333-130295               20-1834908
(State or Other Jurisdiction of   (Commission File Number)   (IRS Employer
 Incorporation or Organization)                              Identification No.)

                                6911 Pilliod Road
                               Holland, Ohio 43528
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (419) 865-0069

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018

                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On November 19, 2006, Wellstar International, Inc. ("Wellstar" or "the Company") and Andrew M. Thompson (the "Lender") entered into a second addendum to the term loan agreement dated as of October 11, 2005 (the "Second Addendum"). Pursuant to the Second Addendum, the Company and the Lender have agreed to the following terms and conditions:

     o Extension of Due Date. The due date has been extended to February 28, 2007 (the "Due Date").
     o Waiver of Prior Default. The Lender waives the right to claim any default existing prior to the date of the Second Addendum.
     o Additional Warrants. The Company agrees to issue to the Lender additional warrants to purchase 200,000 shares of the Company's common stock at an exercise price of $0.10 per share and 200,000 shares of the Company's common stock at an exercise price of $0.20 per share.
     o Additional Consideration. The Company agrees to pay the Lender the additional sum of $20,000.
     o Modification of Conversion Right. The Lender may exercise the right of conversion set forth in the term loan agreement only in the event of non payment by the Due Date.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.1     Second Addendum to Commercial Cognovit Promissory Note

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WELLSTAR INTERNATIONAL, INC.



Date: November 24, 2006             By: /s/ John Antonio
                                    -------------------
                                    Name: John Antonio
                                    President and Chief Executive Officer,